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

                                                                                                    Exhibit 11
                                               INDIVIDUAL, INC.
                                    COMPUTATION OF WEIGHTED AVERAGE SHARES
                                   USED IN COMPUTING LOSS PER SHARE AMOUNTS



                                                                      Primary    Fully Diluted   Supplemental
Type of Security                                                      Shares         Shares       Shares (1)
------------------------------------------------------------------  -----------  --------------  -------------

FOR THE THREE MONTHS ENDED MARCH 31, 1996:
   Common stock less shares held in treasury, beginning of period    1,713,096       1,713,096      1,713,096
   Weighted average common stock issued during the period              506,690         506,690        506,690
   Weighted average treasury stock repurchased during the period          (476)           (476)          (476)
   Conversion of preferred stock and redeemable preferred stock
      into common stock (1)                                            921,729         921,729      7,625,210
                                                                    -----------  --------------  -------------
        Weighted average shares of common stock outstanding          3,141,039       3,141,039      9,844,520
                                                                    ===========  ==============  =============

        Net loss per common share                                       ($0.95)         ($0.95)        ($0.25)
                                                                    ===========  ==============  =============

FOR THE THREE MONTHS ENDED MARCH 31, 1997:
   Common stock less shares held in treasury, beginning of period   14,413,988      14,413,988     14,413,988
   Weighted average common stock issued during the period              169,475         169,475        169,475
     Weighted average shares of common stock outstanding            14,583,463      14,583,463     14,583,463
                                                                    ===========  ==============  =============

     Net loss per common share                                          ($0.32)         ($0.32)        ($0.32)
                                                                    ===========  ==============  =============



(1)    Upon  completion  of  the  public  offering  on  March  20,  1996,  the  redeemable  preferred  stock
and  preferred  stock  converted  to  7,625,210  shares  of  common  stock.    Accordingly,  the  supplemental
earnings  per  share  calculation  has  assumed  the  conversion  of all shares of  redeemable preferred stock and  preferred  stock,  effected  for  the  3-for-2  split,  at  the  beginning  of  each  period  presented.
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